EX 99.28(d)(212)

Amendment
to
Investment Sub-Advisory Agreement
Between
Jackson national Asset Management, LLC
and
Standard & Poor’s Investment Advisory Services LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Standard & Poor’s Investment Advisory Services LLC (“S&P”), a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 (“Agreement”), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of JNL Series Trust (“Trust”).

Whereas, S&P has been terminated as Sub-Adviser for certain funds of the Trust, and the parties wish to amend the Agreement in order to remove the following funds: 1) the JNL/S&P Disciplined Moderate Fund; 2) the JNL/S&P Disciplined Moderate Growth Fund; and 3) the JNL/S&P Disciplined Growth Fund.

Whereas, Schedule A and Schedule B to the Agreement must be amended to remove the above-referenced funds.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 29, 2011, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 29, 2011, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of July 5, 2011, effective as of August 29, 2011.

Jackson national asset Management, LLC	Standard & Poor’s Investment Advisory Services LLC
By: /s/ Mark D. Nerud	By: /s/ Robert Barriera
Name: Mark D. Nerud	Name: Robert Barriera
Title: President and CEO	Title: President
Date: June 17, 2011	Date: July 5, 2011

SCHEDULE A
August 29, 2011
(Funds)

JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund

A-1

SCHEDULE B
August 29, 2011
 (Compensation)

Funds
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
Assets	Annual Rate
$0 to $2.5 Billion Over $2.5 Billion	0.05% 0.04%
The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
Assets	Annual Rate
$0 to $1Billion Next $2 Billion Over $3 Billion	0.08% 0.07% 0.05%
The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

B-1